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                                  Exhibit 23.1

             Consent of Independent Accountants - Grant Thornton LLP



We have issued our report dated April 18, 1997, accompanying the consolidated financial statements of SeQuester Holdings Incorporated and subsidiary appearing in the fiscal 1997 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended January 31, 1997, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



/s/ Grant Thornton LLP
--------------------------------
Los Angeles, California
August 20, 1997